POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below authorizes Ronald G. Anderson to act as lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form N-1A of The AAL Mutual Funds, and to the file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


                                                  /s/ Edward W. Smeds
                                                  ------------------------------
                                                  Edward W. Smeds
                                                  as Trustee, but not
                                                  individually